Exhibit 99.1

PEPCO HOLDINGS AND EXELON MAKE FILING TO PROVIDE SEVERAL PATHWAYS

TO SECURE MERGER’S SIGNIFICANT BENEFITS FOR PEPCO CUSTOMERS

WASHINGTON, D.C., and CHICAGO (March 7, 2016) – In a filing to the Public Service Commission of the District of Columbia today, Pepco Holdings Inc. (NYSE: POM) and Exelon Corporation (NYSE: EXC) proposed three approaches, any one of which, if approved, would prevent the loss of more than $78 million in direct benefits for the District and Pepco customers, and allow the companies to complete the merger. The proposals offer the Commission considerable flexibility in determining how the funds are allocated to ensure the merger is in the public interest. The companies asked the Commission for a decision by April 7.

“We’re prepared to deliver the benefits of our original merger settlement or to accept all of the terms the Commission concluded would place the merger in the public interest,” said Exelon President and CEO Chris Crane. “We have also offered a third option that aims to balance the alternate terms the Commission offered in its Feb. 26 order with the views of some of the settling parties on the issue of rate credits to residential customers.”

The merger settlement Pepco Holdings and Exelon reached with the DC government and others in October 2015 set aside $25.6 million to offset residential customer rate increases through March 2019. However, in its Feb. 26 order, the Commission removed that set-aside and concluded that the Commission should determine how those funds will be allocated across customer classes in the next Pepco rate case.

“The Commission and the settling parties are in agreement that the value of the overall benefits we have committed to the District is appropriate — it’s essentially a question of how those benefits are allocated for the District,” said Joe Rigby, chairman, president and CEO of Pepco Holdings. “To safeguard these benefits for the District and its residents, we are putting before the Commission several options that will allow the merger to move forward.”

Alternative Proposal

The alternative proposal in the companies’ filing addresses the settling parties’ concerns by reallocating a portion of the total customer benefits for a $45.6 million fund – $25.6 million would preserve the original merger settlement’s rate credits for residential customers, including low-income households, to offset rate increases through March 2019, and $20 million would be used at the Commission’s discretion for purposes including rate credits for customers (including commercial customers), additional low-income customer assistance or grid modernization.

“This alternative proposal provides flexibility in determining a path forward for the merger, addressing the guidance the Commission provided in its order and the desire to protect District residents, including those most in need, from rate increases,” Crane said. “And it maintains the full $78 million in benefits for the District and Pepco customers agreed to in the original settlement.”

Like the revised settlement the Commission has proposed, this alternative proposal preserves most of the benefits of the original settlement that will make electricity more affordable, reliable and sustainable for customers and support local jobs and the local economy, including:

•	An immediate credit of more than $50 on the electric bill of every household in the District,

•	Forgiveness of all residential customer accounts over two years old,

•	Fewer and shorter power outages for Pepco customers,

•	Significant financial penalties to Exelon and Pepco if they do not meet higher reliability goals,

•	Seven megawatts of new solar energy in the District,

•	Practices that will make it easier for customers to install solar panels,

•	A commitment to purchase 100 megawatts of wind energy in PJM,

•	More than $5 million for workforce development programs in the District,

•	A commitment to hire more than 100 union workers and other job commitments in the District,

•	A commitment to move the headquarters of several key Exelon functions to the District,

•	Enhancement of workforce and supplier-diversity programs, and

•	A guaranteed $19 million in contributions over 10 years to nonprofits that serve the District’s most vulnerable residents.

Merging with Exelon also will lower Pepco’s costs, and Pepco will pass the money it saves on to consumers through rates lower than they would be if the merger does not occur — an estimated $51 million in savings over the first decade alone.

Pepco Holdings and Exelon have secured necessary regulatory approvals from the Federal Energy Regulatory Commission as well as commissions in Virginia, New Jersey, Maryland and Delaware, The District of Columbia Public Service Commission is the last remaining approval required.

The companies requested the Commission reach a decision on the filing by April 7 so as not to delay the delivery of the merger’s significant benefits to District residents.

For more information about the merger, visit www.phitomorrow.com.

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About Exelon Corporation

Exelon Corporation (NYSE: EXC) is the nation’s leading competitive energy provider, with 2015 revenues of approximately $29.4 billion. Headquartered in Chicago, Exelon does business in 48 states, the District of Columbia and Canada. Exelon is one of the largest competitive U.S. power generators, with more than 32,700 megawatts of owned capacity comprising one of the nation’s cleanest and lowest-cost power generation fleets. The company’s Constellation business unit provides energy products and services to approximately 2 million residential, public sector and business customers, including more than two-thirds of the Fortune 100. Exelon’s utilities deliver electricity and natural gas to approximately 8 million customers in central Maryland (BGE), northern Illinois (ComEd) and southeastern Pennsylvania (PECO). Follow Exelon on Twitter @Exelon.

About Pepco Holdings Inc.

Pepco Holdings Inc. is one of the largest energy delivery companies in the Mid-Atlantic region, serving about 2 million customers in Delaware, the District of Columbia, Maryland and New Jersey. PHI subsidiaries Pepco, Delmarva Power and Atlantic City Electric provide regulated electricity service; Delmarva Power also provides natural gas service. PHI also provides energy efficiency and renewable energy services through Pepco Energy Services. For more information, visit online: www.pepcoholdings.com.

Cautionary Statements Regarding Forward-Looking Information

Except for the historical information contained herein, certain of the matters discussed in this communication constitute “forward-looking statements” within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, both as amended by the Private Securities Litigation Reform Act of 1995. Words such as “may,” “might,” “will,” “should,” “could,” “anticipate,” “estimate,” “expect,” “predict,” “project,” “future,” “potential,” “intend,” “seek to,” “plan,” “assume,” “believe,” “target,” “forecast,” “goal,” “objective,” “continue” or the negative of such terms or other variations thereof and words and terms of similar substance used in connection with any discussion of future plans, actions, or events identify forward-looking statements. These forward-looking statements include, but are not limited to, statements regarding benefits of the proposed merger, integration plans and expected synergies, the expected timing of completion of the transaction, anticipated future financial and operating performance and results, including estimates for growth. These statements are based on the current expectations of management of Exelon Corporation (Exelon) and Pepco Holdings, Inc. (PHI), as applicable. There are a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements included in this communication. For example, (1) conditions to the closing of the Merger may not be satisfied, (2) problems may arise in successfully integrating the businesses of the companies, which may result in the combined company not operating as effectively and efficiently as expected; (3) the combined company may be unable to achieve cost-cutting synergies or it may take longer than expected to achieve those synergies; (4) the merger may involve unexpected costs, unexpected liabilities or unexpected delays, or the effects of purchase accounting may be different from the companies’ expectations; (5) the credit ratings of the combined company or its subsidiaries may be different from what the companies expect; (6) the industry may be subject to future regulatory or legislative actions that could adversely affect the companies; and (7) the companies may be adversely affected by other economic, business, and/or competitive factors. Other unknown or unpredictable factors could also have material adverse effects on future results, performance or achievements of the combined company. Therefore, forward-looking statements are not guarantees or assurances of future performance, and actual results could differ materially from those indicated by the forward-looking statements. Discussions of some of these other important factors and assumptions are contained in Exelon’s and PHI’s respective filings with the Securities and Exchange Commission (SEC), and available at the SEC’s website at www.sec.gov, including: (1) Exelon’s 2015 Annual Report on Form 10-K in (a) ITEM 1A. Risk Factors, (b) ITEM 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations and (c) ITEM 8. Financial Statements and Supplementary Data: Note 23; (2) the definitive proxy statement that PHI filed with the SEC on August 12, 2014 and mailed to its stockholders in connection with the proposed merger (as supplemented by PHI’s Form 8-K filed with the SEC on September 12, 2014); and (3) PHI’s 2015 Annual Report on Form 10-K in (a) ITEM 1A. Risk Factors, (b) ITEM 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations and (c) ITEM 8. Financial Statements and Supplementary Data: Note 15. In light of these risks, uncertainties, assumptions and factors, the forward-looking events discussed in this communication may not occur. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this communication. Neither Exelon nor PHI undertakes any obligation to publicly release any revision to its forward-looking statements to reflect events or circumstances after the date of this communication. New factors emerge from time to time, and it is not possible for Exelon or PHI to predict all such factors. Furthermore, it may not be possible to assess the impact of any such factor on Exelon’s or PHI’s respective businesses or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statement. Any specific factors that may be provided should not be construed as exhaustive.

Media Contacts:	Exelon	Pepco Holdings
	Paul Elsberg	Vincent Morris
	312-394-7417	202-872-2991

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